                                                                    EXHIBIT 23.B

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-82412) and Form S-8 (File Nos. 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553,
033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719,
333-52100, 333-64240, 333-64236, 333-31060, 333-82506) of El Paso Corporation of
our report dated March 12, 2004 relating to the consolidated financial statements of GulfTerra Energy Partners, L.P., which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
September 29, 2004